Execution Version Exhibit 10.25 Employment Agreement by and between ADC Therapeutics SA Bio pole, route de la Corniche 3 B, 1066 Epalinges, Switzerland (hereinafter the Company) and Michael Ferer Route des Pleiades 24A, 1807, Blonay, Switzerland (hereinafter the Employee) (together the Parties)

Employment Agreement by and between ADC Therapeutics SA and Michael Forer 1. Introductory Provisions After working some years for affiliated companies of the Company, the Employee transferred to the Company as of 1 October 2015. This Employment Agreement supersedes the previous employment agreement between the Employee and the Company, as well as any other employment agreements or related undertak ings between the Employee and the Company or any affiliated company. For the sake of clarity, however, the Employment Agreement shall not supersede the currently existing incentive plan agreements between the Parties and/or in respect of the Company, Le. the Share Purchase Plan 2013 with CTM Services Bermuda Ltd. and the stock plan awards made by the Remunera tion Committee on May 6,2015 (hereinafter the Surviving Share Plans). If rights of the Employee's employment depend on the years in service, the time the Employee has worked for affiliated companies shall count as years in service for the Company and the date of 6 June 2011 shall thus serve as starting date of seniority rights whatsoever. 2. Function The Employee has been appointed Vice Chairman, Executive Vice President and Chief Finan cial Officer of the Company. The Employee shall be responsible for the public markets capital strategy, business and finance activities of the Company, as well as for any other duties and responsibilities set forth in the applicable regulations of the Board of Directors of the Company as adopted and amended from time to time and other directives periodically issued by the Board of Directors of the Company. The Employee's responsibilities shall further be those commonly associated with the Employ ee's position and those duties periodically assigned to the Employee by the Company. The Employee is obliged to take on official functions (for example, a membership on a board of directors or a management position) in certain Group companies in the interest of the ADC Therapeutics Group. Unless otherwise agreed in writing, there is no additional compensation for such function. 3. Duration and Term This Employment Agreement shall be effective retroactively as of 1 October, 2015 on a part time basis being 80% of employment time. The Parties may increase the workload to a full-time basis (100%) at a future date to be mutually agreed. However, the date of 6 June 2011 will serve as starting date of seniority rights whatsoever, due to the Employee's previous employ ment relationship with the Company and its affiliates. This Employment Agreement is concluded for an indefinite period of time and can be terminated according to the termination clauses stated below.

Employment Agreement by and between ADC Therapeutics SA and Michael Forer Either Party has the right to terminate this Employment Agreement by written notice with effect as of the end of each month with a notice period of twelve (12) months. The Employment Agreement shall in any case terminate, without notice being given, upon the Employee's reaching the legally stipulated AHV retirement age. Consequently, no notice period shall apply to this case of termination. 4. Garden Leave The Company shall be entitled to release the Employee from his duty to work ("garden leave") at any time. The Employee shall be entitled to request to be released from his duty to work ("garden leave") at any time in case of termination of the Employment Agreement by the Employee due to a material reduction in responsibilities of the Employee by the Company. In any event, the Employee will be available for any reasonable hand-over work during the garden leave on request of the Company. In case of garden leave, the Company shall continue to pay to the Employee the contractually agreed remuneration. Subject to mandatory provisions, the compensation shall not be reduced only because the Employee does not accept any other employment or because of third party income of the Employee during the garden leave. The business expense allowance (if any) is paid as long as the Employee is working, i.e. if the Employee is released from his duty to work ("garden leave"), the entitlement to such business expense allowance shall cease unless such business expense allowance is qualified to be part of the salary. In the event that the Employee is released from his duty to work ("garden leave") during the termination notice period, any outstanding, untaken or accrued vacation or holiday entitlements shall be taken during such garden leave period and shall be, in any event, deemed to be com pensated and taken during such period. Consequently, vacation days will not be paid out. 5. Place of Work The ordinary place of work shall be at the place of the Company's registered address, currently Epalinges. The Employee is aware of and accepts that he will be required to travel frequently. 6. Working Time The minimum working time is 34 hours per week (corresponding to a 80% employment) and 42.5 hours per week (corresponding to a 100% employment). The Employee shall dedicate full working capacity to the Company and the ADC Therapeutics Group. He shall devote as much time to the performance of his duties hereunder as shall be

Employment Agreement by and between ADC Therapeutics SA and Michael Forer necessary and adequate. Overtime work performed by the Employee is fully compensated by the annual base salary as set forth under Article 7.1. The Company has taken note of and ap proves hereby the Employee's executive and non-executive functions with regard to companies and/or charities listed in Schedule 6 hereto (hereinafter the Approved Additional Activities). 7. Compensation 7.1 Annual Base Salary The Employee will be paid a gross annual base salary of CHF 327,000.00 (three hundred twen ty-seven thousand Swiss francs) for 80% of employment time. The annual salary will be paid in twelve monthly installments in arrears by bank transfer. The gross annual base salary will be reviewed annually, normally in January, at the sole discre tion of the Board of Directors of the Company. 7.2 Bonus In addition to the annual base salary, the Employee may be granted a variable annual bonus, with an annual target of 50% of the annual base salary. The bonus is a special allowance and is at the sole discretion of the Company. The Employee is in no way entitled to claim a bonus. In particular, the payment of a bonus in a particular year does not give rise to a bonus entitlement for the following years. The amount of the bonus, if any, is also at the sole discretion of the Company. The granting and amount of a bonus depends in particular on the Employee's individual perfor mance as well as on the Company's financial results in the relevant business year. The Employee is considered for a grant of a bonus if he worked for at least six months in the relevant business year before he was released from his obligation to work ("garden leave") or before the employment terminated, whatever is the earlier. When exercising its discretion whether a bonus may be granted, the Company shall take into account, amongst other things, the level of the bonus granted to other members of the senior management in the relevant busi ness year. 7.3 Incentive Plan The Employee is further eligible to be considered to participate in the Company's Incentive Plans as adopted and amended from time to time. The Company may at any time amend the provisions or decide not to continue the Incentive Plans. 7.4 Salary Deductions The Company will deduct from the Employee's compensation the applicable Employee contribu tions to social security schemes (AHVIIV, EO, ALV), the Employee's share of the premiums for

Employment Agreement by and between ADC Therapeutics SA and Michael Forer the pension fund (BVG), the daily sickness benefit insurance and the accident insurance as well as applicable taxes, if any, payable by the Employee in accordance with the respective laws and regulations. 8. Expenses The Employee shall be entitled to reimbursement for expenses pursuant to the applicable terms and conditions of the Company's expense reimbursement regulations (as amended from time to time). 9. Sickness and Accidents The Employee is insured under a daily sickness benefits insurance against loss of the income resulting in case of sickness, replacing the Company's respective statutory obligation. The commencement, duration and extent of the insurance coverage as well as the benefits are set forth in the insurance policy. During a waiting period (if any), the Company shall pay 100% of the salary as set forth under Article 7, but in no event after the expiration of the employment relationship. Two thirds of the premiums for the daily sickness benefits insurance shall be borne by the Company and one third by the Employee. The Employee is insured against occupational and non-occupational accidents and against occupational diseases in accordance with the statutory provisions. Two thirds of the premiums for the non-occupational accident insurance shall be borne by the Company, and one third shall be borne by the Employee. The Company guarantees that an additional accident insurance is applicable in order to increase coverage above the maximum salary statutorily insured limited to CHF 300,000. The Company hereby informs you that it is currently renegotiating with the insur ance company to increase such coverage to CHF 327,000, which success is not guaranteed and might in particular be dependent on the Employee passing any medical examinations re quired by the insurance company to its satisfaction. Two thirds of the premiums for the addition al accident insurance shall be borne by the Company, and one third shall be borne by the Em ployee. The commencement, duration and extent of the insurance coverage as well as the ben efits are set forth in the respective insurance policy. If the Employee is unable to attend work due to sickness or accident or any other reason, he must immediately notify the Company indicating the reason for being absent at that time and the likely duration of the absence. The Employee must keep the Company informed as to the con tinuation and likely duration of the absence. If the Employee is unable to work due to illness or an accident, which exceeds three working days, a medical certificate from the Employee's doc tor must be provided to the Company. In any event, the Company has the right to have the Em ployee examined by a doctor of its choice (medecin-conseil) and shall bear such expense.

Employment Agreement by and between ADC Therapeutics SA and Michael Forer 10. Vacation In addition to public holidays at the place of work, the Employee is entitled to 20 days (25 days in case of 100% employment) of paid vacation per calendar year. Vacation shall be taken at times mutually agreed by the Employee and the Company. Unless otherwise agreed by the Company, vacation days are to be taken during the respective calendar year. The Employee must take at least two consecutive weeks of vacation during a calendar year. In case of commencement I termination of this Employment Agreement during the course of a calendar year, the Employee is entitled to vacation days on a pro rata basis. 11. Duty of Care and Loyalty The Employee shall diligently and carefully perform the work assigned to him and shall observe in good faith directives and specific instructions given to him. The Employee acknowledges that his management function requires a higher degree of loyalty to the Company and the ADC Therapeutics Group. Subject to the Approved Additional Activities, the Employee is expected to invest his entire work to the benefit of the Company and the ADC Therapeutics Group and to refrain from any activities which could have an adverse effect on or conflict with the Company's interests, the interests of the ADC Therapeutics Group or the Employee's performance. In case of any conflict between personal and the Company's interests or interests of the ADC Therapeutics Group, the Employee undertakes to observe the Company's interests or the inter ests of the ADC Therapeutics Group, in particular with respect to the exercise of a public office. In particular, the Employee agrees that he will not: directly or indirectly advise, serve as a president, member of the board of directors, em ployee, agent etc. or perform duties for another firm, person, company or another organi zation (against payment or without payment) without having been granted the prior writ ten permission of the Company. During garden leave the permission requirement is re placed by the Employee's obligation to keep the Company informed about such activities; possess an equity investment of more than 10% of the voting capital of or any other form of interest in any third company with which the Company or any affiliate of the Company (hereinafter the Affiliated Company) has business relations or is in competition with; accept any payments, gifts, loans or other benefits in connection with his services under this Employment Agreement, except for usual complementary gifts of low value at the end of the year or at the closing of a project;

Employment Agreement by and between ADC Therapeutics SA and Michael Forer proceed to make private investments or build up business relations on his behalf and for his own account which may compromise the interests of the Company or any Affiliated Company. 12. Confidentiality During the employment and after its termination, the Employee shall neither communicate to third parties nor make use of any confidential information which he is made aware of during the course of the performance of his function for the Company or any of its Affiliated Companies. Confidential information shall comprise anything for which it cannot be shown that it was already known to the public at the relevant point in time (through no fault or omission on the part of the Employee), particularly information about any kind of know-how (for example, inventions, devel opments, data collections, procedures and concepts, business relationships and clients) which is relevant for the Company or for persons who stand in relation or cooperate with the Company or any of its Affiliated Companies. 13. Intellectual Property Rights The rights to inventions and designs made or conceived by the Employee individually or jointly while performing his employment activity and in performance of his contractual duties belong to the Company regardless of whether they are legally protected (Article 332 para. 1 CO). No spe cial compensation shall be due. The rights to inventions and designs made or conceived by the Employee while performing his employment activity, but not during the performance of his contractual duties, shall be assigned by the Employee to the Company as of their inception, regardless of whether they are legally protected (Article 332 para. 2 CO). The Employee is obliged to inform the Company in writing of any such inventions or designs. The Company is entitled to grant the rights to these inventions and designs to the Employee. Should the Company retain such rights, the Employee will be entitled to a special reasonable compensation determined in accordance with Art. 332 para. 4 CO. Other rights to any work products and any know-how which the Employee creates or in which creation he participates while performing his employment activity belong exclusively to the Company. To the extent that work products (for example, software, reports, documentations) are protected by copyrights, the Employee hereby assigns to the Company any and all rights related to such work products, particularly the copyright and any and all rights of use, including the rights of production and duplication, of publishing, to use, to license or to sell, to distribute over data or online media, to modify and develop further as well as to develop new products on the basis of the work product of the Employee or on the basis of parts of such work product. 14. Return of Property Anytime on request, and in no case later than on the date on which the employment is terminat ed, the Employee shall - without any request from the Company - return to the Company all

Employment Agreement by and between ADC Therapeutics SA and Michael Forer work products related to the Company or the ADC Therapeutics Group and the like regardless of the form in which they exist (including computer files, source codes and documentation), and the Company shall have unrestricted access to any electronic work communication (e.g., Com pany e-mail accounts) or electronic work products; to the extent necessary, the Employee shall provide the necessary passwords or access codes to the Company. The Employee further acknowledges that it shall be forbidden to make any records or copies of such work products, of products and documents pertaining to the Company or the ADC Thera peutics Group, of contracts and correspondence for his private use or purposes unrelated to the performance of this Employment Agreement. 15. Non-Competition Covenant The Employee shall, during the term of this Employment Agreement (including, for the avoid ance of doubt, the "garden leave" period, if any) and for a period of one (1) year following its termination (hereinafter the Post Employment Restricted Period), refrain from engaging in any actiVity directly or indirectly competing with the Company or any Affiliated Company, world wide, in the field of PDB-based antibody drug conjugates (hereinafter the Protected Field). In particular, the Employee agrees that he will not in respect of the Protected Field: be partially or fully employed by, or independently render services to, or advise, a busi ness that develops, produces, distributes or offers the same or similar products and I or services as the Company or any Affiliated Company or that advises on such products and Ior services; directly or indirectly engage or invest in, or establish, any business whose products or activities compete in whole or in part with the products or activities of the Company or any Affiliated Company; provided, however, that the Employee may invest in, or otherwise acquire, up to (but not more than) 10% of the voting rights in any publicly traded corpora tion or other pUblicly traded entity; and solicit, interfere with, or endeavor to entice away from the Company (or any of its Affiliat ed Companies) any person who is employed by the Company (or any of its Affiliated Companies). The Parties agree that the Approved Additional Activities are exempt from the non-competition covenant. In case of "garden leave" for duration of the termination notice period, the Post Em ployment Restricted Period starts as per the date of "garden leave". 16. Data Protection The Employee agrees that the Company may forward the Employee's data to its affiliated com panies or third party service providers in Switzerland and abroad for processing purposes.

Employment Agreement by and between ADC Therapeutics SA and Michael Forer 17. Pension Fund The pension fund and the Employee's contributions thereto are governed by the applicable reg ulations of the Company's pension fund institution provided separately to the Employee. 18. 0&0 Insurance The Company undertakes to take out appropriate 0&0 insurance (Directors & Officers Liability Insurance). The coverage is sUbject to the terms and conditions of the corresponding policy, as amended from time to time. 19. Company Car The Company shall provide the Employee with a high standard company car which may be also used for private purposes. Upon termination of the employment, and subject to the leasing company's approval, the Company may oblige the Employee, who hereby accepts, to be as signed the Company's car lease agreement. 20. Education The Company shall pay the Employee the net amount up to CHF 30,000.00 (thirty thousand Swiss francs) per school year to cover education costs of the Employee's child. Further details will be arranged separately. 21. Amendments Any amendments to this Employment Agreement shall be made in writing in order to have legal effect. The Company reserves the right to unilaterally change or amend documents at any time. 22. Entire Agreement This Employment Agreement and any other documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written offers, assurances or agreements of the Parties relat ing hereto, excluding, however, the Surviving Share Plans that shall survive. 23. Governing Law This Employment Agreement shall be governed by and construed in accordance with the sub stantive laws of Switzerland.

Employment Agreement by and between ADC Therapeutics SA and Michael Farer 24. Jurisdiction All disputes arising out of or in connection with this Employment Agreement shall be subject to the jurisdiction of the courts of the domicile of the defendant or the Employee's ordinary place of work. This Employment Agreement has been executed in two (2) originals. For the Company Name: Function: Date: Place: The Employee Michael Forer Vice Chairman, Executive Vice President and Chief Financial Officer Date: Place: Schedule 6: List of companies in which the Employee holds executive and non-executive posi tions as per the effective date of this Employment Agreement /s/ Michael Forer Chair Remuneration Committee September 14, 2016 Lausanne J. Barrie Ward /s/ J Barrie Ward September 14, 2026 Lausanne, CH

Employment Agreement by and between ADC Therapeutics SA and Michael Forer SCHEDULE 6 to the Employment Agreement by and between ADC Therapeutics SA and Michael Forer List of companies and charities in which the Employee holds executive and non-executive posi tions as per the effective date of this Employment Agreement: Auven Therapeutics Management LLLP, including: o CTM Services Bermuda Ltd o ADC Products Switzerland Sari (royalty holding vehicle) o Various Swiss investment holding entities (passive) Rosetta Capital Limited, including: o KDEV Investments a holding vehicle for investments with Karolinska Development o Rose Pharma (dormant portfolio company) o Aditech Pharma (royalty holding vehicle) o Various passive general partner vehicles within fund structures (passive) One other board to be determined and approved by the Parties